UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 15, 2017

Citius Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-206903	27-3425913
(Commission File Number)	(IRS Employer Identification No.)

11 Commerce Drive, 1st Floor, Cranford, NJ	07016
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (908) 967-6677

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

On September 15, 2017, the Board of Directors of Citius Pharmaceuticals, Inc. (the “Company”) as part of its annual compensation review, approved stock option awards under the Company’s 2014 Stock Incentive Plan to the Company's officers and directors, including Myron Holubiak, the Company’s President and Chief Executive Officer, and Leonard Mazur, the Company’s Executive Chairman. Each of Mr. Holubiak and Mr. Mazur were granted stock options to purchase 40,000 shares of the Company’s common stock an exercise price of $3.45 per share, the closing price of the Company’s common stock on the day prior to grant. The stock options vest one-third on September 13, 2018, and the remaining options vest in equal monthly installments at the end of each month for the two years following the initial vesting date of September 13, 2018, provided the officer remains in continuous service with the Company as of each vesting date. The stock options expire on September 13, 2027.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIUS PHARMACEUTICALS, INC.

Date: September 21, 2017	By:	/s/ Myron Holubiak
Myron Holubiak
President and Chief Executive Officer

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